Exhibit 10.4

                        DISTRIBUTOR APPOINTMENT IN JAPAN


Pursuant to the Territory Exclusive License Agreement of the Pain Management Device effective as of September 27, 2007 and executed on October 17, 2007 between Competitive Technologies, Inc. (CTTC) and GEOMC, Co. Ltd. (GEOMC) (formerly known as Daeyang E & C Co., Ltd.), both parties agree that CTTC delegates GEOMC to designate the exclusive distributor for Japan under the same conditions set forth in the Agreement.



February 4, 2011

Competitive Technologies, Inc.               GEOMC Co., Ltd.



//s//                                        //s//
-------------------------------              ---------------------------------
Johnnie, J. Johnson                          Young Hyun Lim
Chief Executive Officer                      President & CEO






























                                 CTTC8K3411015